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THE LOEWEN GROUP INC.
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(NYSE, TSE, ME: LWN)                                                        NEWS

Contact:       Sitrick And Company
               Anita-Marie Hill
               Jennifer Mercer
               (604) 293-6483
               (310) 788-2850

                              FOR IMMEDIATE RELEASE
         THE LOEWEN GROUP RECEIVES FINAL COURT APPROVAL OF $200 MILLION
                             DIP FINANCING AGREEMENT

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Vancouver, BC - July 19, 1999 - THE LOEWEN GROUP INC. (NYSE,TSE,ME:LWN)
announced today that it has received final approval from the Bankruptcy Court of its $200 million debtor-in- possession (DIP) financing led by First Union to fund the Company's operations during its restructuring process.

"With our final DIP financing in place, and the on going support of our vendors and our employees, The Loewen Group is now well-positioned to fund its operations," said Chairman John Lacey. " This allows us to successfully maintain our relationship with our customers and suppliers and to strengthen Loewen's abilities going forward."

The Loewen Group filed its Chapter 11 petition in the U.S. Bankruptcy Court for the District of Delaware in Wilmington and its application for creditor protection under the Companies' Creditors Arrangement Act (CCAA) in the Ontario Superior Court of Justice on June 1, 1999.

Based in Vancouver, The Loewen Group Inc. owns or operates more than 1100 funeral homes and more than 400 cemeteries across the United States, Canada and the United Kingdom. The Company employs approximately 13,000 people and derives 90 percent of its revenue from U.S. operations.


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Safe Harbor: Certain statements contained in this press release, including but not limited to information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management and the Company's assumptions regarding such performance and plans, are forward-looking in nature. Additional information concerning important factors that could cause actual results to differ from the forward-looking information contained in this release is included in the Company's publicly filed quarterly and annual reports.